Exhibit 4.9.4

AMENDMENT N° 3

TO THE PURCHASE AGREEMENT

BETWEEN

GRUPO TACA HOLDINGS LIMITED,

AND

AIRBUS S.A.S.

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 3 to the GTH Agreement

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This Amendment N°3 to the GTH Agreement (as defined below) (hereinafter referred to as the “Amendment N°3”) is made as of the              day of March, 2015, between

AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law and having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (hereinafter referred to as the “Seller”); and

GRUPO TACA HOLDINGS LIMITED, created and existing under the laws of the Commonwealth of the Bahamas and having its principal office at Winterbotham Place, Marlborough and Queen Streets. P.O. Box N-3026 Nassau, Bahamas (hereinafter referred to as the “Buyer”).

The Buyer and the Seller being together referred to as the “Parties” and each a “Party”.

WHEREAS

(A)

On December 27th, 2011, Avianca Holdings S.A., legal successor of AviancaTaca Holdings S.A (“Avianca Holdings”) and the Seller entered into an A320ceo Family and A320neo Family Purchase Agreement (the “2011 Agreement”), as amended and supplemented from time to time, to cover, inter alia, the purchase by Avianca Holdings and the sale by the Seller of [***]A320ceo family aircraft (individually or collectively the “Ceo Aircraft”) and [***]A320neo family aircraft (individually or collectively the “Neo Aircraft”); Ceo Aircraft and Neo Aircraft being individually or collectively “Aircraft”)

(B)	On February 28th, 2013, Avianca Holdings and the Seller entered into an Amendment N°1 to the 2011 Agreement to amend certain provisions (the “Amendment N°1 to the 2011 Agreement”).

(C)

On February 28th, 2013, concurrently with the execution of the Amendment No1 to the 2011 Agreement, pursuant to the terms of the Letter Agreement N°9 of the 2011 Agreement, Avianca Holdings, GTH and the Seller entered into an Assignment, Assumption and Amendment Agreement (the “First GTH Assignment”), whereby Avianca Holdings partially transferred and assigned to GTH its rights, title, benefits and interests and its obligations and liabilities under the 2011 Agreement so far as they relate to[***]Ceo Aircraft and [***]Neo Aircraft.

The 2011 Agreement as partially transferred and assigned by Avianca Holdings to GTH pursuant to the First GTH Assignment, and as amended and supplemented from time to time, is hereinafter referred to as the “GTH Agreement”.

(D)

On March 31st, 2014, GTH and the Seller, with the consent of Avianca Holdings, entered into an Amendment N°1 to the GTH Agreement (the “Amendment N°1 to the GTH Agreement”) to [***] Ceo Aircraft bearing rank [***] into [***]Ceo Aircraft and [***]Ceo Aircraft bearing rank [***]into an [***] Ceo Aircraft.

(E)

On July 31st, 2014, GTH and the Seller entered into an Amendment N°2 to the GTH Agreement (the “Amendment N°2 to the GTH Agreement”) in relation to flight test to be carried out by the Seller on[***]Ceo Aircraft prior to Delivery.

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 3 to the GTH Agreement

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(F)

On December 31st, 2014, Avianca Holdings, GTH and the Seller entered into an Assignment, Assumption and Amendment Agreement (the “Second GTH Assignment”), whereby GTH partially transferred and assigned back to Avianca Holdings its rights, title, benefits and interests and its obligations and liabilities under the GTH Agreement so far as they relate to [***]Aircraft bearing rank [***];

(G)

GTH and the Seller, with the consent of Avianca Holdings, wish to enter into this Amendment N°2 to the GTH Agreement to [***]Ceo Aircraft bearing rank [***]into [***]Ceo Aircraft, and [***]Neo Aircraft bearing rank [***]into [***]Neo Aircraft.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

Capitalized terms used herein and not otherwise expressly defined in this Amendment N°3 shall have the meanings assigned thereto in the GTH Agreement.

1	AIRCRAFT TYPE CONVERSION

The [***]Ceo Aircraft bearing rank [***]are hereby each irrevocably [***] into an [***]Aircraft (the “[***] Aircraft”) and (ii) the [ ] neo Aircraft bearing rank [***]are hereby each irrevocably [***] into an A[***]neo Aircraft (the “[***] neo Aircraft”); the [***] of these [***]Aircraft being referred to as the “ [***]Aircraft and [***]Aircraft individually or collectively the “[***] Aircraft”

Unless otherwise expressly amended herein, (i) all terms and conditions governing the sale and purchase of A[***] Aircraft under the GTH Agreement (including, without limitation, the provisions concerning the amount and the payment of the Final Price for [***]Aircraft), shall apply to the [***]Aircraft; and (ii) all terms and conditions governing the sale and purchase of an [***]neo Aircraft under the GTH Agreement (including, without limitation, the provisions concerning the amount and the payment of the Final Price for [***]neo Aircraft) shall apply to the [ ] neo Aircraft.

2	DELIVERY SCHEDULE

The delivery schedule set out in Clauses 9.1.1.1 and 9.1.1.2 of the GTH Agreement is hereby replaced with the delivery schedule set out below:

[***]

3	PREDELIVERY PAYMENTS

Taking into account (i) the total amount of Predelivery Payments received by the Seller as of the date of this Amendment N°3 with respect to the [***]

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 3 to the GTH Agreement

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4	CUSTOMISATION OF THE [***] AIRCRAFT

4.1	It shall be the Buyer’s sole responsibility to ensure, without any intervention necessary from the Seller, that all of its BFE suppliers are aware of and accept [***]

4.2	The Buyer hereby confirms to the Seller that (i) [***]Aircraft shall be equipped with [***]Propulsion Systems; and (ii) [***]neo Aircraft shall be equipped with [***]Propulsion Systems.

The Buyer shall enter into discussions directly with the Propulsion Systems Manufacturer to amend the relevant propulsion systems agreement(s) in order to reflect the [***]and shall indemnify and hold the Seller harmless against any delays, costs, losses, expenses, obligations, penalties, damages or liabilities suffered or otherwise incurred by the Seller in the event the Buyer fails to perform its obligations as set out under this Clause 4.2.

5	MISCELLANEOUS

5.1	The GTH Agreement will be deemed amended to the extent herein provided, and, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms.

5.2

This Amendment N°3 will constitute an integral, nonseverable part of the GTH Agreement and be governed by its provisions, except that if the GTH Agreement and this Amendment N°3 have specific provisions that are inconsistent, the specific provisions contained in this Amendment N°3 will govern.

5.3

Except as otherwise provided by the terms and conditions hereof, this Amendment N°3 contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior understandings, commitments, agreements, representations and negotiations whatsoever, oral and written, and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorized representatives of both Parties.

5.4

This Amendment N°3 (and its existence) shall be treated by each Party as confidential and shall not be released or revealed in whole or in part to any third party without the prior written consent of the other Party. In particular, each Party agrees not to make any press release or public filing concerning the whole or any part of the contents and/or subject matter hereof or of any future addendum hereto without the prior written consent of the other Party

5.5

Notwithstanding any other provision of this Amendment N°3 or of the GTH Agreement, this Amendment N°3 will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of this provisions will be void and of no force or effect.

5.6

This Amendment N°3 may be executed by the Parties hereto in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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5.7

THIS AMENDMENT N°3 SHALL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

5.8	IT IS AGREED THAT THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS WILL NOT APPLY TO THIS AMENDMENT N°3.

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 3 to the GTH Agreement

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IN WITNESS WHEREOF this Amendment N°3 was entered into the day and year above written.

GRUPO TACA HOLDINGS LIMITED	AIRBUS S.A.S.

Name:	Name:

Title:	Title:

Signature:	Signature:

Witnessed and acknowledged by

AVIANCA HOLDINGS S.A.

Name:

Title:

Signature:

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 3 to the GTH Agreement

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